Exhibit 4

INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

No.	ORITANI FINANCIAL CORP.	Shares

FULLY PAID AND NON-ASSESSABLE PAR VALUE $0.01 EACH
THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that		is the owner of

SHARES OF COMMON STOCK

Oritani Financial Corp.

a federal corporation

The shares evidenced by this certificate are transferable only on the books of Oritani Financial Corp. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, Oritani Financial Corp. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By
	PHILIP WYKS			KEVIN J. LYNCH
	CORPORATE SECRETARY			CHIEF EXECUTIVE OFFICER
AND PRESIDENT

The Board of Directors of Oritani Financial Corp. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this Certificate are subject to a limitation contained in the Charter to the effect that for a period of five years from the date of any initial public sale of common stock of the Company in no event shall any person directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company unless such offer to acquire or acquisition is approved by the Board of Directors of the Company, except that such restriction shall not apply to Oritani Financial Corp, MHC or to any tax qualified employee stock benefit plan established by the Company (or a subsidiary of the Company).

The Charter requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Charter shall be made, unless such is first proposed by the Board of Directors of the Company, approved by the stockholders by a majority of the total shares eligible to be cast and submitted to the Office of Thrift Supervision for action as specified by law or regulation.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- Custodian
(Cust) (Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	-as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                           hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

                                                                                                                                                                                                         Shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,

In the presence of	Signature:
_________________________________	_________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.